UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 7, 2008
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32747	86-0460233
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition, and Item 7.01 Regulation FD Disclosure.
On April 7, 2008 Mariner Energy, Inc. issued a press release announcing its scheduled April 8, 2008 presentation at the Oil & Gas Investment Symposium hosted by the Independent Petroleum Association of America (IPAA), including information about how to access a live webcast of the presentation at 10:00 a.m. Eastern Time. The press release and presentation are attached as Exhibit 99.1 and Exhibit 99.2, respectively. Mariner may make the presentation periodically, and plans to make it on April 9, 2008 at the 36th Annual Energy Conference hosted by Howard Weil Incorporated.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

No.	Description

99.1	Mariner Energy, Inc. press release, dated April 7, 2008, announcing its presentation at IPAA Oil & Gas Investment Symposium.

99.2	Mariner Energy, Inc. presentation, dated April 8, 2008, at IPAA Oil & Gas Investment Symposium.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: April 7, 2008	By:	/s/ John H. Karnes
John H. Karnes,
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

No.	Description

99.1	Mariner Energy, Inc. press release, dated April 7, 2008, announcing its presentation at IPAA Oil & Gas Investment Symposium.

99.2	Mariner Energy, Inc. presentation, dated April 8, 2008, at IPAA Oil & Gas Investment Symposium.

4